UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26 2013

RadTek, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 333-165526

Nevada	27-2039490
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9900 Corporate Campus Dr. Suite 3000, c/o PEG Louisville, KY	40223
(Address of Principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (502) 657-6005

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: Entry into a Material Definitive Agreement

On November 26, 2013, the registrant entered into a definitive agreement with the shareholders of RadTek Co., Ltd.  Pursuant to the agreement, the registrant shall purchase all of the outstanding securities of RadTek Co., Ltd. (1,900,000) in exchange for 1,900,000 common shares of the registrant.  RadTek Co., Ltd. shall be a wholly owned subsidiary of the registrant.

RadTek Co., Ltd. was incorporated under the laws of Republic of Korea in May 2001, and is engaged in developing and marketing radiation-imaging system and equipment that employ digital radiography technology. The systems offered are primarily in the line of radiation scanning and related engineering services for users in various fields such as biotechnology, medical, product quality control, and security system. The specific product line includes food inspection systems, X-ray diagnosis related systems, baggage and container inspection systems, and radiation safety engineering.

As the market in this field is dominated by high-priced systems for large users, RadTek Co., Ltd. aims to focus on the niche market of small users by offering low-cost models.

ITEM 9.01: Exhibits

a) Financial Statements of businesses acquired

Audited financial statements for RadTek Co., Ltd. for the years ended December 31, 2012 and 2011 – to be filed by amendment

Unaudited financial statements for Radtek Co., Ltd. for the quarters ended September 30, 2013 and 2012 – to be filed by amendment

b) Pro Forma financial information

To be filed by amendment.

d) Exhibits

Exhibit 10.1

Stock Purchase Agreement dated November 26, 2013 by and between the registrant and Sang Don Kim, as agent and attorney-in-fact for Sellers.

Exhibit 23.1

Consent of Kim and Lee Corporation, CPAs, to be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RadTek, Inc.

November 26, 2013

By:      /s/ Kwang Hyun Kim

Kwang Hyun Kim

Chief Executive Officer